EXHIBIT 4.10


                          AMENDMENT NO. 1 TO THE
                              GADZOOKS, INC.
               1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan is hereby amended as follows:

     (1) Section 2 thereof is hereby amended to read in its entirety as follows:

          "2. AVAILABLE SHARES. The maximum number of shares of Common Stock for which Options may be granted under this Plan shall not exceed one hundred thousand (100,000) shares, subject to adjustment in accordance with Section 10 of this Plan. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grants under the Plan."

     (2) Section 4 thereof is hereby amended to read in its entirety as follows:

          "4.  AUTOMATIC GRANT OF OPTIONS.

               (a) ANNUAL GRANTS. Subject to the availability of shares under this Plan, each person who is a member of the Company's Board of Directors on the third day after the Company's release of annual earnings for a fiscal year (the "Grant Date"), and who is neither an employee nor an officer of the Company on any such date, is automatically granted on each such date for services rendered during the period since the last Grant Date (the "Service Period"), without further action by the Board of Directors, an Option to purchase 2,000 shares of Common Stock. If a director did not serve the Company as a non-employee director during the entire Service Period preceding the Grant Date, the number of shares subject to the Option granted to such director shall be equal to the product (rounded to the nearest whole share) of (a) a fraction, the numerator of which is the number of days in the Service Period such person served as a non-employee director of the Company and the denominator of which is the number of days in the Service Period and (b) 2,000.

               (b) GRANTS TO NEW DIRECTORS. Each person who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board of Directors, an Option to purchase 5,000 shares of Common Stock.

               (c) SPECIAL GRANT TO INCUMBENT DIRECTORS. On June 18, 1998, Alan W. Crites, G. Michael Machens, Robert E.M. Nourse and Lawrence H. Titus, Jr. will each receive a grant of an Option to purchase 5,000 shares of Common Stock.

               (d) EFFECTIVENESS. Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all Options hereunder is in all respects subject to, and this Plan and Options granted under it shall be of no force and effect unless and until, (i) the approval of this Plan by the affirmative vote of the holders of a majority of the Common Stock (determined on a fully converted basis) present, in person or by proxy and entitled to vote at a meeting of shareholders at which this Plan is presented for approval or by a consent in writing executed by the holders of a majority of the Common Stock then outstanding (determined on a fully converted basis) and
          (ii) such time, if any, as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In the event that such approval as aforesaid has not been received and the Company is not subject to such reporting requirements on or before December 31, 1995, then this Plan and any Options granted hereunder shall be null and void. Upon the occurrence of such approval and the Company becoming subject to the reporting requirements of
          Section 13 or 15(d) of the Exchange Act, this Plan and such Options shall become effective as of the date of grant thereof.

               Except for the specific Options referred to above, no other Options shall be granted under this Plan."

     (3) Section 7(a) thereof is hereby amended to read in its entirety as follows:

               "(a) VESTING. Options granted under this Plan shall not be exercisable until they become vested. Each Option granted pursuant to Section 4(a) of this Plan shall vest in the Optionee and thus become exercisable, in accordance with the following schedule provided that the Optionee has continuously served as a member of the Board of Directors through such vesting date:

           CUMULATIVE NUMBER
          OF SHARES FOR WHICH
         OPTION IS EXERCISABLE                   DATE OF VESTING
         ---------------------                   ---------------

         33-1/3% of total shares in Option    The date of Option grant
         33-1/3% of total shares in Option    First anniversary
                                              of date of Option grant
         33-1/3% of total shares in Option    Second anniversary
                                              of date of Option grant

               Each Option granted pursuant to Section 4(b) of this Plan shall vest in the Optionee and thus become exercisable, in accordance with the following schedule provided that the Optionee has continuously served as a member of the Board of Directors through such vesting date:

           CUMULATIVE NUMBER
          OF SHARES FOR WHICH
         OPTION IS EXERCISABLE                   DATE OF VESTING
         ---------------------                   ---------------

         25% of total shares in Option        First anniversary
                                              of date of Option grant
         50% of total shares in Option        Second anniversary
                                              of date of Option grant
         75% of total shares in Option        Third anniversary
                                              of date of Option grant
         100% of total shares in Option       Fourth anniversary
                                              of date of Option grant

               Each Option granted pursuant to Section 4(c) of this Plan shall vest in the Optionee and thus become exercisable, in accordance with the following schedule provided that the Optionee has continuously served as a member of the Board of Directors through such vesting date:

           CUMULATIVE NUMBER
          OF SHARES FOR WHICH
         OPTION IS EXERCISABLE                   DATE OF VESTING
         ---------------------                   ---------------

         60% of total shares in Option        The date of Option grant
         80% of total shares in Option        First anniversary
                                              of date of Option grant
         100% of total shares in Option       Second anniversary
                                              of date of Option grant

               The number of shares as to which Options may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the Option as provided in this Plan."

     (4) Section 8 thereof is hereby amended to read in its entirety as follows:

          "8.   TERMINATION OF OPTION RIGHTS.

               (a) In the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, any portion of Options granted to such Optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an Option which is then vested but has not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent it is then vested, by the Optionee within 60 days of the date the Optionee ceases to be a member of the Board of Directors of the Company; and all Options shall terminate after such 60 days have expired. Notwithstanding anything in this Plan to the contrary, in the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or permanent disability and such Optionee had served on the Board of Directors for at least five consecutive years immediately preceding the date he ceased to be a member of the Board of Directors, any portion of Options granted to such Optionee shall, to the extent not then vested, immediately and automatically be accelerated and become fully vested and may be exercised by the Optionee within 36 months of the date the Optionee ceases to be a member of the Board of Directors.

               (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his permanent disability or death, any portion of an Option granted to such Optionee which is then vested but has not been exercised at the time of such cessation of service shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) at any time within six months following the date of permanent disability or death. Notwithstanding anything in this Plan to the contrary, in the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his permanent disability or death and such Optionee had served on the Board of Directors for at least five consecutive years immediately preceding the date of his permanent disability or death, any portion of Options granted to such Optionee shall, to the extent not then vested, immediately and automatically be accelerated and become fully vested and may be exercised by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) at any time within 36 months following the date of permanent disability or death."

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 1 as of the 18th day of June, 1998.

                                   GADZOOKS, INC.


                                   By:  /S/ MONTY R. STANDIFER
                                        ------------------------------
                                   Name:     Monty R. Standifer
                                   Title:    Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Secretary